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                                                                    EXHIBIT 5.1



February 1, 2002



Genesis Health Ventures, Inc.
101 East State Street
Kennett Square, PA 19348


Gentlemen:

         We have acted as counsel to Genesis Health Ventures, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 3,830,000 shares of the Company's common stock, par value $0.02 per share ("Common Stock") pursuant to the Company's 2001 Stock Option Plan (the "Option Plan") and Retirement Plan (the "Retirement Plan," and together with the Option Plan, the "Plans"), including (a) 3,480,000 shares of Common Stock issuable by the Company upon exercise of options granted pursuant to the Option Plan ("Option Shares") and (b) 350,000 shares of Common Stock issuable by the Company pursuant to the Retirement Plan (the "Retirement Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we do not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

         In rendering this opinion, we have examined the following documents:
(i) the Company's Amended and Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws (the "Bylaws"); (ii) resolutions adopted by the Board of Directors related to the Plans; (iii) the Registration Statement (including all exhibits thereto); (iv) the Plans; and (v) an officer's certificate from the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. In rendering this opinion, we have assumed that
(i) the Option Shares will be issued in accordance with the terms and conditions of the Option Plan, (ii) the Retirement Shares will be issued in accordance with the terms and conditions of the Retirement Plan, (iii) at the time of issuance of any Option Shares or Retirement Shares, there shall be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance, and (iv) the per share consideration received by the Company in exchange for the issuance of any Option Shares or any Retirement Shares shall not be less than the par value per share of the Company's Common Stock.


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         We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the Commonwealth of Pennsylvania. In rendering this opinion, we have assumed (i) compliance with all other laws, including federal laws and (ii) compliance with all Pennsylvania securities and antitrust laws.

         Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

         The Option Shares and the Retirement Shares offered pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Plans, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Sincerely,

                                       /s/ BLANK ROME COMISKY & MCCAULEY LLP

                                       BLANK ROME COMISKY & MCCAULEY LLP



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                                   EXHIBIT "A"

                              OFFICER'S CERTIFICATE

         The undersigned officer of Genesis Health Ventures, Inc., a Pennsylvania corporation (the "Company"), hereby certifies to Blank Rome Comisky & McCauley LLP that:

         1. As to the matters set forth in this Certificate, I either have personal knowledge or have obtained information from officers and employees of the Company in whom I have confidence and whose duties require them to have personal knowledge thereof.

         2. Attached hereto as Exhibit "A" is a true and correct copy of the resolution of the Company's Board of Directors (the "Board") duly approved as of October 2, 2001 with respect to the Company's 2001 Stock Option Plan (the "Option Plan"), and said resolution is now in full force and effect and has not been rescinded or modified in any respect.

         3. Attached hereto as Exhibit "B" is a true and correct copy of the Action of the Board of Directors dated as of August 11, 1988 containing resolutions of the Board duly approved with respect to the Company's Retirement Plan (the "Retirement Plan") in accordance with the provisions of the PBCL, the Articles and the Bylaws, and said resolutions are now in full force and effect and have not been modified in any respect.

         4. The number of shares of the Company's common stock, par value $0.02 per share ("Common Stock"), issued and outstanding as of the date hereof is 39,764,798 and no other shares of Common Stock have been reserved for issuance by the Company.

         5. The undersigned has read and is familiar with the opinion (in the form attached) to be rendered by Blank Rome Comisky & McCauley LLP in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 3,830,000 shares of Common Stock pursuant to the Option Plan and the Retirement Plan. The undersigned is executing this Certificate to induce Blank Rome Comisky & McCauley LLP to render that opinion and understands that Blank Rome Comisky & McCauley LLP will rely upon the foregoing as well as other documents and investigations in rendering that opinion. The undersigned knows of no reason why the opinion should not be issued.

Dated as of February 1, 2002



                                              GENESIS HEALTH VENTURES, INC.


                                              By: /s/ James J. Wankmiller
                                                  ------------------------------
                                                  James J. Wankmiller, Secretary